EXHIBIT 10.4

June 19, 2014

Cannabis Kinetics Corp.

3240 W 71st Ave, Unit 5

Westminster CO 80030

Re: Series A Convertible Preferred Shares

Gentlemen:

On March 19, 2014, simultaneous with the acquisition of shares from the former principal shareholders equaling 50% of the issued and outstanding capital stock of Lingas Ventures, Inc. n/k/a Cannabis Kinetics Corp. (the "Company"), the undersigned three individuals also advanced the Company $8,250 to pay certain liabilities of the Company. As of the date hereof, the undersigned agree to convert the amount owed to them by the Company to shares of Series A Convertible Preferred Stock (the "Preferred Stock") of the Company. The Certificate of Designation containing the terms of the Preferred Stock is attached as Exhibit A.

This letter sets forth the terms of our agreement to exchange the outstanding $8,250 owed to us from the Company for an aggregate of 275,000 shares of the Preferred Stock in accordance with the terms below.

1. Exchange. Simultaneous with the execution and delivery of this letter agreement, each of the undersigned hereby agrees to exchange the $2,750 owed to him by the Company for 91,666 shares of Preferred Stock (the “Shares’). Upon such exchange, the outstanding balance owed to the undersigned from the Company (the total $8,250) and any accrued interest thereon shall be deemed extinguished and the Company shall be discharged from all liabilities thereunder.

2. Representations and Warranties of the Shareholders. Each of the undersigned hereby represents and warrants to the Company as follows:

(a) No Consents. The undersigned is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the exchange of his portion of the liability owed to him from the Company for the Shares.

(b) Status. The undersigned is an “accredited investor”, as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(c) Experience. The undersigned, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in the Shares and is able to afford a complete loss of such investment.

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3. Representations and Warranties of the Company. The Company hereby represents and warrants to the undersigned as follows:

(a) Organization, Authority and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite power and authority to execute and deliver this letter agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of the Company.

(b) No Consents. The Company is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the issuance of the Shares or any of the other transactions contemplated hereunder.

(c) Issuance of the Shares. The Shares, when issued, will be duly authorized by all necessary corporate action by the Company, and will be duly and validly issued, fully paid and non-assessable shares of Preferred Stock. Upon conversion of the Preferred Stock in accordance with its terms, the common stock to be issued shall be duly and validly issued, fully paid and non-assessable shares of common stock of the Company.

4. Further Assurances. The undersigned and the Company shall execute and deliver such further instruments of conveyance, transfer and assignment, cooperate and assist in providing information for making and completing regulatory filings, and take such other actions as the undersigned or the Company, as the case may be, may reasonably require of the other party to evidence or effectuate the transactions contemplated hereunder.

5. Governing Law. This letter agreement (including the documents and instruments referred to herein) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Nevada, as applied to agreements entered into and wholly performed within such State.

6. Counterparts; Severability. This letter agreement may be executed by facsimile or other electronic form and in one or more counterparts which together shall constitute a single agreement. If any provisions of this agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire letter agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this letter agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

7. Entire Agreement. This letter agreement supersedes all prior agreements between the parties hereto with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

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If this letter agreement accurately sets forth our agreement, please sign below where indicated.

Dated: June 20, 2014

Sincerely,

/s/ Eric Hagen
Eric Hagen

/s/ Jonathan Hunt
Jonathan Hunt

/s/ Steven Brandt
Steven Brandt

AGREED:

Date: June 20, 2014

CANNABIS KINETICS CORP.

By:	/s/ Eric Hagen
Name:	Eric Hagen
Title:	President

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